Exhibit 23.0

Consent of Independent Auditors

The Board of Directors and Shareholders

Planar Systems, Inc. and Subsidiaries:

We consent to incorporation by reference in the Registration Statement on Form S-3 (File No. 333-89372) and the Registration Statements on Forms S-8 (File Nos. 33-82696, 33-82688, 33-90258, 333-45191, 333-37502, 333-86886, 333-101145, 333-101147, and 333-101148) of Planar Systems, Inc. and subsidiaries of our report dated October 20, 2003, except as to Note 14, which is as of December 16, 2003 relating to the consolidated balance sheets of Planar Systems, Inc. and subsidiaries as of September 26, 2003 and September 27, 2002, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended September 26, 2003, which report appears in the Annual Report on Form 10-K of Planar Systems, Inc. and subsidiaries for the year ended September 26, 2003. Our report refers to a change in method of accounting for goodwill in 2002.

/s/    KPMG LLP

Portland, Oregon

December 22, 2003